UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	April 15, 2013

Plumas Bancorp
__________________________________________
(Exact name of registrant as specified in its charter)

California	000-49883	75-2987096
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

35 S. Lindan Avenue, Quincy, California		95971
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(530)283-7305

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On April 15, 2013, Plumas Bancorp (the "Company") entered into a Placement Agency Agreement with the United States Department of the Treasury ("Treasury"), Sandler O’Neill and other placement agents to participate in an auction conducted by the Treasury. The Treasury plans to auction the Company’s non-voting Fixed Rate Cumulative Perpetual Preferred Stock, Series A, liquidation preference of $1,000 per share (the "Preferred Shares") to qualified bidders. The auction is expected to last four days and began on April 15, 2013 with settlement closing expected to occur on or about April 29, 2013.

The Company previously sold 11,949 Preferred Shares to Treasury as part of the Capital Purchase Program under the Troubled Asset Relief Program. The Company submitted bids at the Treasury auction for the repurchase of up to all of the Preferred Shares.

Provided the Company is successful in repurchasing some of the Preferred Shares, it intends to fund the purchase price through a combination of a dividend from its subsidiary, Plumas Bank, and $7.5 million from the proceeds of a new issuance of subordinated debentures ("subordinated debt"). The subordinated debt was issued on April 15, 2013 to an unrelated third-party pursuant to a subordinated debenture purchase agreement, subordinated debenture note, and stock purchase warrant with Community BanCapital, L.P. ("CBC"). The subordinated debt agreement provides that in the event of default with respect to the subordinated debt, the Company will be subject to certain restrictions on the payment of dividends and distributions to shareholders, repurchase or redemption of the Company’s securities and payment on certain debts or guarantees. The subordinated debenture agreement also provides that in the event of default, CBC will have the right to appoint a director to the Company’s board of directors and/or the Plumas Bank board in certain limited circumstances.

The subordinated debt bears an interest rate of 7.5% per annum, has a term of 8 years with no prepayment allowed during the first two years and was made in conjunction with an eight-year warrant to purchase up to 300,000 shares of the Company’s common stock, no par value at an exercise price, subject to anti-dilution adjustments, of $5.25 per share.

The offering price and the allocation of the Preferred Shares will be determined by a modified Dutch auction process. The Company will not receive any proceeds from the auction.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth under "Item 1.01 Entry into a Material Definitive Agreement" is incorporated by reference into this Item 3.02.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Plumas Bancorp

April 19, 2013	By:	Andrew J. Ryback

Name: Andrew J. Ryback
Title: President and CEO